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                                                              Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration
Statement of Cardinal Health, Inc. on Form S-3 of the report of Deloitte & Touche dated February 10, 1994 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for income taxes) appearing in the Current Report on Form 8-K dated February 11, 1994 of Cardinal Health, Inc. and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Columbus, Ohio
August 12, 1994